EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Katie Hayes, Investor Relations @ 630-574-3012

GREAT LAKES ANNOUNCES APPOINTMENT OF

NEW SENIOR VICE PRESIDENT-CHIEF FINANCIAL OFFICER

Oak Brook, Illinois – August 17, 2012 – Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition and remediation services, today announced that William S. (Bill) Steckel has been appointed Senior Vice President and Chief Financial Officer effective Monday August 20, 2012. Mr. Steckel brings nearly 30 years of financial and operating management experience in public and private companies. Bruce Biemeck, who has served as President and CFO since September 2010, will remain as President and Chief Operating Officer of the Company. Mr. Steckel will report to Chief Executive Officer Jonathan Berger.

“Bill will be a great addition to our executive team,” Berger said. “His experience in senior financial roles will help us execute on the Company’s strategic plan. Bruce Biemeck has worked diligently over the last two years as President and CFO. As the Company continues to grow and expand, Bruce and I both felt it was time to hire a dedicated CFO, allowing Bruce to focus on his position as President and COO. As we continue to execute on our plan of growth and diversification, we need to add depth and broaden the experience base of our executive leadership team. Bruce will work closely with Bill to transition his CFO duties, as well as working with him going forward to execute on company initiatives. I want to thank Bruce for working tirelessly over the last two years in two demanding roles, guiding the Company through our Rivers & Lakes acquisition, demolition turnaround, debt refinancings, a new surety agreement and the day to day operational and financial duties.”

Bruce Biemeck added, “This move is intended to broaden Great Lakes’ executive and financial management teams, as the Company increases its reach into new markets and works to achieve the growth and diversification targets established in our strategic plan. As we have grown and challenged our management teams, it has become clear we need to add demonstrated leadership and we are very pleased Bill is joining our team. I welcome Bill and look forward to working with him on the challenges ahead.”

Mr. Steckel’s background includes success in increasingly responsible financial positions, where he dealt with the full spectrum of financial and operating responsibilities including SEC reporting, financial planning, restructuring, taxes, IT, acquisitions, international operations, capital formation and strategic planning. Prior to joining Great Lakes, Mr. Steckel served as an advisor to a variety of companies, serving as both interim CFO and COO. Following early professional financial positions at Deere & Company (NYSE: DE) and Sheller-Globe Automotive, Mr. Steckel spent the majority of his career with Invensys (FTSE: ISIS) Lambda Power and Climate Controls and at CTS Corporation (NYSE: CTS), serving as Controller, General Manager, Vice President of Finance and President. His career also includes roles as CFO of Norwood and CEO, President and Director of Daystar Technologies, Inc.

Mr. Steckel earned his Bachelor of Science in Accounting and Industrial Management from Iowa State University, and his M.B.A. from Western Illinois University. He is a Certified Public Accountant.

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also one of the largest U.S. providers of commercial and industrial demolition services primarily in the Northeast. The Company owns a 50% interest in a marine sand mining operation in New Jersey that supplies sand and aggregate for road and building construction and a 50% interest in an environmental service operation with the ability to remediate soil and dredged sediment treatment. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 122-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks associated with Great Lakes’ leverage, fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, international operations, government regulation, restrictive debt covenants and fluctuations in quarterly operations, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2011, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.